                                   EXHIBIT 99


PRESS RELEASE                    FOR IMMEDIATE RELEASE
                                 Contact: Preston Bair, Chief Financial Officer
                                 Telephone: (740) 622-0444



                     HOME LOAN FINANCIAL CORPORATION REPORTS
                EARNINGS FOR THE QUARTER ENDED SEPTEMBER 30, 2003

Coshocton, Ohio, October 15, 2003 - Home Loan Financial Corporation (Nasdaq:
HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $495,000, or $.32 basic and $.31 diluted earnings per share, for the quarter ended September 30, 2003 compared to net income of $426,000, or $.29 basic and $.28 diluted earnings per share, for the quarter ended September 30, 2002.

         The $69,000, or 16.2%, increase in earnings for the quarter ended September 30, 2003 compared with September 30, 2002 was attributable to an increase in net interest income of $93,000 and noninterest income of $91,000, partially offset by an increase in noninterest expense of $94,000 and an increase in income tax expense of $36,000.

         The increase in net interest income was primarily due to an increase in average earning assets partially offset by a decline in the net interest margin. The net interest margin for the three months ended September 30, 2003 was 4.16% compared to 4.26% for the three months ended September 30, 2002.

          Return on average equity and return on average assets for the three months ended September 30, 2003 were 9.00% and 1.33%, respectively. The book value of HLFC's common stock was $13.13 per share as of September 30, 2003 compared to $12.57 per share as of September 30, 2002, an increase of $0.56, or 4.5%.

         Total assets at September 30, 2003 were $150.6 million compared to June 30, 2003 assets of $147.8 million, an increase of $2.8 million, or 1.9%. The increase in total assets was primarily in loans, which increased $5.9 million, partially offset by a decrease of $2.3 in securities available for sale. Total deposits at September 30, 2003 were $86.5 million compared to June 30, 2003 deposits of $86.0 million, an increase of $0.5 million, or .7%. Total equity at September 30, 2003 was $21.8 million compared to $21.7 million at June 30, 2003.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio and a branch in West Lafayette, Ohio.

                        HOME LOAN FINANCIAL CORPORATION
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                         September 30, 2003  June 30, 2003
                                                         ------------------  -------------
ASSETS
Cash and cash equivalents                                   $   3,556,980    $   4,012,397
Securities available for sale                                   7,289,964        7,536,746
Mortgage-backed securities available for sale                   7,794,660        9,850,287
Federal Home Loan Bank stock                                    2,184,700        2,162,900
Loans, net                                                    127,640,122      121,759,596
Premises and equipment                                          1,181,454        1,218,370
Accrued interest receivable                                       646,625          738,357
Other assets                                                      329,424          504,077
                                                            -------------    -------------

 Total assets                                               $ 150,623,929    $ 147,782,730
                                                            =============    =============


LIABILITIES
Deposits                                                    $  86,541,397    $  85,953,036
Federal Home Loan Bank advances                                40,990,248       38,720,382
Accrued interest payable                                          525,899          580,142
Accrued expenses and other liabilities                            749,880          818,719
                                                            -------------    -------------

 Total liabilities                                            128,807,424      126,072,279

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                   --               --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                            --               --
Additional paid-in capital                                     14,236,220       14,166,911
Retained earnings                                              14,513,314       14,514,056
Unearned employee stock ownership plan shares                    (998,725)      (1,067,434)
Unearned recognition and retention plan shares                   (211,592)        (256,212)
Treasury stock, at cost -586,488 shares at                     (5,949,856)      (6,090,975)
  September 30, 2003 and 596,305 shares at
  June 30, 2003
Accumulated other comprehensive income                            227,144          444,105
                                                            -------------    -------------
     Total shareholders' equity                                21,816,505       21,710,451
                                                            -------------    -------------
         Total liabilities and shareholders' equity         $ 150,623,929    $ 147,782,730
                                                            =============    =============

                        CONSOLIDATED STATEMENTS OF INCOME

                                           Three Months Ended
                                             September 30,
                                      --------------------------
                                         2003            2002
                                      ----------      ----------

Total interest income                 $2,431,025      $2,436,700
Total interest  expense                  938,594       1,037,386
                                      ----------      ----------
       Net interest income             1,492,431       1,399,314
Provision for loan losses                 15,000          30,000
                                      ----------      ----------
       Net interest income after
       provision for loan losses       1,477,431       1,369,314
Total noninterest income                 223,679         132,579
Total noninterest expense                953,186         859,172
                                      ----------      ----------
Income before income
       tax expense                       747,924         642,721
Income tax expense                       253,000         216,900
                                      ----------      ----------
       Net income                     $  494,924      $  425,821
                                      ==========      ==========

Basic earnings per share              $      .32      $      .29
                                      ==========      ==========

Diluted earnings per share            $      .31      $      .28
                                      ==========      ==========

                              KEY OPERATING RATIOS

                                                  At or for
                                           The Three Months Ended
                                                September 30,
                                           ------------------------
                                           2003                2002
                                           ----                ----

Net interest margin                        4.16%               4.26%
Return on average assets                   1.33%               1.25%
Return on average equity                   9.00%               8.37%
Total equity to total assets              14.48%              14.74%
Common shares outstanding             1,661,762           1,629,062
Book value per share                     $13.13              $12.57
Nonperforming assets to
 total assets                              1.24%               0.75%
